As filed with the Securities and Exchange Commission on April 6, 2018.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	98-0573252
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5820 Nancy Ridge Drive

San Diego, CA 92121

(Address of Principal Executive Offices)

OncoSec Medical Incorporated 2011 Stock Incentive Plan

(Full title of the plan)

Daniel J. O’Connor Chief Executive Officer OncoSec Medical Incorporated 5820 Nancy Ridge Drive San Diego, CA 92121 (855) 662-6732	With a copy to: Matthew W. Mamak, Esq. John B. Shannon, Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		proposed maximum offering price per share		proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $.0001 par value	3,500,000	(1)	$2.13	(2)	$7,455,000.00	(2)	$928.15

(1)	Represents additional shares of the common stock, par value $0.0001 per share (the “Common Stock”), of OncoSec Medical Incorporated (the “Registrant”) authorized for issuance under the OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Capital Market on April 5, 2018.

EXPLANATORY NOTE

This Registration Statement registers an additional 3,500,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan pursuant to an amendment of the Plan approved by the Board of Directors of the Registrant on September 18, 2017 and approved by the Shareholders of the Registrant on January 12, 2018. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-176537, File No. 333-188726, File No. 333-197678, File No. 333-202752, File No. 333-209948 and File No. 333-218674), filed with the Securities and Exchange Commission on August 29, 2011, May 21, 2013, July 28, 2014, March 13, 2015, March 4, 2016 and June 12, 2017, respectively, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Item 8. Exhibits.

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 6, 2018.

OncoSec Medical Incorporated

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. O’Connor	Chief Executive Officer (Principal	April 6, 2018
Daniel J. O’Connor	Executive Officer) and Director

/s/ Richard B. Slansky	Chief Financial Officer	April 6, 2018
Richard B. Slansky	(Principal Financial and Accounting Officer)

/s/ Dr. Avtar Dhillon	Chairman of the Board of Directors	April 6, 2018
Dr. Avtar Dhillon

/s/ Dr. James DeMesa	Director	April 6, 2018
Dr. James DeMesa

/s/ Punit S. Dhillon	President and Director	April 6, 2018
Punit S. Dhillon

/s/ Gregory T. Mayes	Director	April 6, 2018
Gregory T. Mayes

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (included on signature page).